UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 23, 2013

YONGYE INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada	001-344444	20-8051010

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,

No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8232 8866

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 23, 2013, Yongye International, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Full Alliance International Limited, a British Virgin Islands company (“Holdco”), Yongye International Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Holdco (“Parent”), and Yongye International Merger Sub Limited, a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”, together with the Company, Holdco and Parent, the “Parties” and any one of them a “Party”).

The Merger Agreement

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, at the effective time of the merger, Merger Sub will be merged with and into the Company, the Company will become a wholly-owned subsidiary of Parent and each of the Company’s shares of common stock issued and outstanding immediately prior to the effective time of the merger (the “Shares”) will be converted into the right to receive US$6.69 in cash without interest, except for (i) Shares owned by Holdco, Parent and Merger Sub, including shares to be contributed to Parent by Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA Agriculture Holding Limited, immediately prior to the effective time of the merger pursuant to a contribution agreement, dated as of September 23, 2013, among Parent, Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA Agriculture Holding Limited, and (ii) Shares held by the Company or any subsidiary of the Company ((i) and (ii) collectively, the “Excluded Shares”), which will be cancelled for no consideration and cease to exist as of the effective time of the merger. Currently, Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA Agriculture Holding Limited, collectively beneficially own approximately 33.1% of the Company’s outstanding shares of common stock, on a fully diluted, as converted basis.

The Merger Agreement contains representations and warranties of the Parties that are, in general, customary for a transaction of this type. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Parties and may be subject to important qualifications and limitations agreed to by the Parties in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors or may have been used for purposes of allocating risk among the Parties rather than establishing matters as facts.

The Parties have also agreed to certain covenants, including covenants requiring the Company to conduct its business in the ordinary course of business consistent with past practice in all material respects and use commercially reasonable efforts to preserve substantially intact its business organization and relationships with governmental authorities, customers, suppliers and other persons with which it has material business relations and keep available the services of its current officers and key employees through the effective time of the merger, except as expressly provided in the Merger Agreement.

From the date of the Merger Agreement until 40 days thereafter, the Company has the right to initiate, solicit and encourage alternative transaction proposals from any third party. After such 40-day period, the Company has agreed to certain restrictions on its ability to solicit or initiate proposals or offers, and to engage in or otherwise participate in discussions or negotiations, with third parties concerning any alternative transaction proposal until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the time at which the merger is consummated.

Consummation of the merger is subject to the satisfaction or waiver of customary closing conditions, including, but not limited to: (a) adoption of the Merger Agreement by the (i) affirmative vote of the holders of at least a majority of the issued and outstanding Shares and preferred shares of the Company, voting together as a single class, with the number of votes the holders of preferred shares shall be entitled to vote equal to the number of Shares into which such preferred shares are convertible, as determined in accordance with the articles of incorporation of the Company, (ii) affirmative vote or consent of the holders of at least a majority of the issued and outstanding preferred shares of the Company and (iii) affirmative vote of the holders of at least a majority of the issued and outstanding Shares (other than the Excluded Shares); (b) the absence of any order, injunction or decree preventing or making illegal the consummation of the merger; (c) the truth and correctness of each Party’s representations and warranties at closing (subject to materiality qualifiers); (d) the compliance of each party with its covenants in all material respects, and (e) the absence of any material adverse effect on the Company.

The Merger Agreement may be terminated at any time prior to the effective time of the merger by the Company and/or Parent (whether before or after the receipt of stockholder approvals) under the circumstances and in the manner prescribed in the Merger Agreement. Upon termination, the Merger Agreement shall forthwith become void and none of the Company, Holdco, Parent, any of their respective subsidiaries or any of their respective representatives shall have any liability under the Merger Agreement, except that certain provisions such as confidentiality and payment of termination fees following termination shall survive any termination of the Merger Agreement.

In specified circumstances, if the Merger Agreement has been terminated, the Company shall pay Parent a termination fee in the amount of US$4,000,000 or US$2,000,000, as applicable, or receive from Parent a termination fee in the amount of US$10,000,000. The Merger Agreement also provides that if the required stockholder approvals shall not have been obtained at the stockholders’ meeting, Parent shall reimburse the Company’s expenses up to US$2,000,000.

Mr. Zishen Wu and Lead Rich International Limited will provide cash equity financing of US$12 million and US$15 million, respectively, for the merger on the terms and subject to the conditions in the equity commitment letters provided by them in connection with the merger.

Parent has secured (i) senior debt financing for the merger of up to US$214 million from China Development Bank Corporation, Inner Mongolia branch and (ii) mezzanine debt financing for the merger of US$35 million from Lead Rich International Limited. Abax Global Capital (Hong Kong) Limited and its affiliates are not participating in the transactions contemplated by the Merger Agreement and have terminated the consortium agreement previously entered into with Mr. Zishen Wu, Holdco and MSPEA Agriculture Holding Limited.

Voting Agreement

Concurrently with the execution of the Merger Agreement, Parent, Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA Agriculture Holding Limited entered into a Voting Agreement (the “Voting Agreement”) with the Company under which they have agreed, among other things, to vote all of the Shares and preferred shares of the Company beneficially owned by such persons and entities and their respective affiliates in favor of the approval of the Merger Agreement and against any other acquisition proposal with respect to the Company.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, Mr. Zishen Wu and MSPEA Agriculture Holding Limited, entered into a Limited Guarantee (the “Limited Guarantee”) in favor of the Company, guaranteeing certain payment obligations of Parent pursuant to the Merger Agreement.

The foregoing descriptions of the Merger Agreement, the Voting Agreement and the Limited Guarantee do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Voting Agreement and the Limited Guarantee, copies of which are filed as Exhibit 2.1, Exhibit 9.1 and Exhibit 9.2 hereto, respectively, and are incorporated herein in their entirety by reference.

Board Recommendation; Proxy Materials

The Board of Directors, based upon the unanimous recommendation of a special committee of the Board of Directors comprised solely of independent directors (the “Special Committee”), approved and adopted the Merger Agreement and has recommended that the Company’s stockholders vote to approve the Merger Agreement. The Special Committee negotiated the terms of the Merger Agreement with the assistance of Houlihan Lokey Capital, Inc., which has provided an opinion to the Special Committee to the effect that the merger consideration to be received by holders of the Shares (other than the Excluded Shares) is fair, from a financial point of view, to such holders.

In connection with the Special Meeting of stockholders to be held to approve the proposed merger, the Company will prepare and mail a proxy statement to its stockholders. In addition, certain participants in the proposed transaction will prepare and mail to the Company’s stockholders a Schedule 13E-3 transaction statement. These documents will be filed with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, telephone: +86 10 8231 8866. E-mail: ir@yongyeintl.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this announcement may be viewed as "forward-looking statements" within the meaning of Section 27A of U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Act of 1934, as amended.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual performance, financial condition or results of operations of the Company to be materially different from any future performance, financial condition or results of operations implied by such forward-looking statements.  The accuracy of these statements may be affected by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated.  The Company undertakes no ongoing obligation, other than that imposed by law, to update these statements.

Item 8.01	Other Events.

On September 23, 2013, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 23, 2013, by and among Yongye International, Inc., Full Alliance International Limited, Yongye International Limited, and Yongye International Merger Sub Limited

9.1	Voting Agreement, dated as of September 23, 2013, by and among Yongye International Limited, Yongye International, Inc., Full Alliance International Limited, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA Agriculture Holding Limited

9.2	Limited Guarantee, dated as of September 23, 2013, by and between Mr. Zishen Wu, MSPEA Agriculture Holding Limited and Yongye International, Inc.

99.1	Press Release dated September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2013

YONGYE INTERNATIONAL, INC.

By:	/s/ Zishen Wu
Name: Zishen Wu
Title: Chief Executive Officer and President